Exhibit 99.1

PondelWilkinson Inc.
1880 Century Park East, Suite 350
Los Angeles, CA 90067

T (310) 279 5980
Investor Relations	F (310) 279 5988
Strategic Public Relations	W www.pondel.com

CONTACTS:	Rodney C. Sacks
NEWS RELEASE	Chairman and Chief Executive Officer
(951) 739-6200

Hilton H. Schlosberg
Vice Chairman
(951) 739-6200

Roger S. Pondel / Judy Lin Sfetcu
PondelWilkinson Inc.
(310) 279-5980

MONSTER BEVERAGE BOARD AUTHORIZES

NEW $500 MILLION SHARE REPURCHASE PROGRAM

Corona, CA— September 11, 2015 — Monster Beverage Corporation (NASDAQ:MNST) today announced that its Board of Directors has authorized a new share repurchase program for the repurchase of up to $500 million of the Company’s outstanding common stock. There was no availability remaining under the previously authorized $200 million share repurchase program.  The Company expects the share repurchases to be made from time to time in the open market or through privately negotiated transactions, or otherwise, subject to applicable laws, regulations and approvals. The timing of the share repurchases will depend on a variety of factors, including market conditions, and share repurchases may be suspended or discontinued at any time.

Monster Beverage Corporation

Based in Corona, California, Monster Beverage Corporation is a holding company and conducts no operating business except through its consolidated subsidiaries.  The Company’s subsidiaries market and distribute energy drinks, including Monster Energy® energy drinks, Monster Energy Extra Strength Nitrous Technology® energy drinks, Java Monster® non-carbonated coffee + energy drinks, M3® Monster Energy® Super Concentrate energy drinks, Monster Rehab® non-carbonated energy drinks with electrolytes, Muscle Monster® Energy Shakes, Übermonster® energy drinks, NOS® energy drinks, Full Throttle® energy drinks, Burn® energy drinks, Samurai® energy drinks, Relentless® energy drinks, Mother® energy drinks, Power Play® energy drinks, BU® energy drinks, Nalu® energy drinks, BPM® energy drinks, Gladiator® energy drinks, and Ultra® energy drinks. For more information, visit www.monsterbevcorp.com.

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Forward-Looking Statements

Certain statements made in this announcement may constitute “forward-looking statements” within the meaning of the U.S. federal securities laws. The Company cautions that these statements are based on management’s current knowledge and expectations and are subject to certain risks and uncertainties, many of which are outside of the control of the Company, that could cause actual results and events to differ materially from the statements made herein. For a more detailed discussion of the risks that could affect our operating results, see our filings with the Securities and Exchange Commission, including our annual report on Form 10-K and our subsequently filed quarterly reports on Form 10-Q. The Company’s actual results could differ materially from those contained in the forward-looking statements, including with respect to the repurchase program. The Company assumes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

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